As filed with the Securities and Exchange Commission on June 24, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Goldman Sachs Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-4019460 (I.R.S. Employer Identification No.)

85 Broad Street
New York, New York 10004
(212) 902-1000
(Address of Principal Executive Offices)

The Goldman Sachs Amended and Restated Stock Incentive Plan
The Goldman Sachs Defined Contribution Plan
(Full Title of the Plans)

Gregory K. Palm
Esta E. Stecher
Kenneth L. Josselyn
The Goldman Sachs Group, Inc.
85 Broad Street
New York, New York 10004
(212) 902-1000
(Name, address and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to Be	Offering Price Per	Aggregate Offering	Registration Fee(3)
Title of Securities to Be Registered	Registered(1)	Share(2)	Price(2)

Common Stock, par value $0.01 per share Rights(4)	250,000,000 shares	$85.43	$21,357,500,000	$1,727,822

(1)	This Registration Statement also relates to an indeterminate number of additional shares of common stock that may be issued pursuant to anti-dilution and adjustment provisions of the above-named plans.

(2)	Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such estimate is based upon the average of the high and low sales prices of the common stock of The Goldman Sachs Group, Inc. on June 23, 2003, as reported by the Consolidated Tape Association.

(3)	Pursuant to General Instruction E to Form S-8, 131,319,417 shares of common stock are being carried forward from Registration Statement No. 333-80839 initially filed on June 16, 1999. The entire registration fee of $1,727,822 has been offset against the registration fee of $2,272,548 associated with those shares previously paid by The Goldman Sachs Group, Inc. under Registration Statement No. 333-80839.

(4)	Each share of common stock includes one Stockholder Protection Right issued pursuant to a Stockholder Protection Rights Agreement, dated as of April 5, 1999.

INCORPORATION OF INFORMATION

     Pursuant to General Instruction E to Form S-8, all the contents of Registration Statement No. 333-80839 are hereby incorporated by reference into this Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 24th day of June, 2003.

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ HENRY M. PAULSON, JR.

Name: Henry M. Paulson, Jr. Title: Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Thain, Gregory K. Palm, David A. Viniar and Esta E. Stecher, and each of them severally, his or her true and lawful attorney-in-fact with full power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Board of Directors or officer of the Registrant, this Registration Statement, any and all amendments (including post-effective amendments) to this Registration Statement and any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

Title	Signature	Date

Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	/s/ HENRY M. PAULSON, JR. Henry M. Paulson, Jr.	June 24, 2003

Director, President and Co-Chief Operating Officer	/s/ JOHN A. THAIN John A. Thain	June 24, 2003

Director and Vice Chairman of Goldman Sachs	/s/ LLOYD C. BLANKFEIN Lloyd C. Blankfein	June 24, 2003

Director	/s/ LORD BROWNE OF MADINGLEY Lord Browne of Madingley	June 24, 2003

Director	/s/ JOHN H. BRYAN John H. Bryan	June 24, 2003

Director	/s/ CLAES DAHLBÄCK Claes Dahlbäck	June 24, 2003

Director	/s/ WILLIAM W. GEORGE William W. George	June 24, 2003

Director	/s/ JAMES A. JOHNSON James A. Johnson	June 24, 2003

Director	/s/ EDWARD M. LIDDY Edward M. Liddy	June 24, 2003

Director	/s/ RUTH J. SIMMONS Ruth J. Simmons	June 24, 2003

Chief Financial Officer (Principal Financial Officer)	/s/ DAVID A. VINIAR David A. Viniar	June 24, 2003

Principal Accounting Officer	/s/ SARAH E. SMITH Sarah E. Smith	June 24, 2003

EXHIBIT INDEX

4.1	The Goldman Sachs Amended and Restated Stock Incentive Plan	(1)

4.2	The Goldman Sachs Defined Contribution Plan	(2)

5.1	Opinion re Validity	Filed as an exhibit hereto.

15.1	Letter re Unaudited Interim Financial Information	Filed as an exhibit hereto.

23.1	Consents of Experts and Counsel
	(a) PricewaterhouseCoopers LLP	Filed as an exhibit hereto.
	(b) Sullivan & Cromwell LLP	Included in Exhibit 5.1.

24.1	Power of Attorney	Included in signature page.

(1)	Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended February 28, 2003.

(2)	Incorporated herein by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 (No. 333-75213).